   As filed with the Securities and Exchange Commission on November 9, 1999
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------
                               ORTEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                  95-3494360
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)               Identification Number)
                         -----------------------------
                           2015 West Chestnut Street
                        Alhambra, California 91803-1524
          (Address of Principal Executive Offices including Zip Code)
                         -----------------------------
                    1999 NON-QUALIFIED STOCK OPTION PLAN FOR
               EMPLOYEES OTHER THAN OFFICERS OF ORTEL CORPORATION
                            (Full Title of the Plan)
                         -----------------------------

           STEPHEN R. RIZZONE                           Copy to:
    Chairman of the Board, President,             Regina M. Schlatter
      and Chief Executive Officer                   Latham & Watkins
           ORTEL CORPORATION              650 Town Center Drive, Twentieth Floor
        2015 W. Chestnut Street               Costa Mesa, California 92626
     Alhambra, California 91803-1542                 (714) 540-1235
             (818) 281-3636
              ---------------------------------------------------

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                         -----------------------------

--------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                                              Proposed
           Title of Each Class             Amount            Proposed         Maximum
            of Securities to                to be             Maximum         Aggregate      Amount of
              be Registered              Registered       Offering Price      Offering      Registration
                                                           Per Share (1)      Price (1)         Fee
--------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value (2)     3,000,000 shares       $31.5625        $94,687,500      $26,324
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low price of the Common Stock ($31.562), as reported on The Nasdaq Stock Market on November 2, 1999.

(2) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

     Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents, which Ortel Corporation (the "Company") filed with the Commission, are incorporated by reference into this registration statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1999;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1999; and

     (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission (File No. 0-24914).

     In addition, all documents which the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

     Not Applicable.

Item 5.  Named Experts.
         -------------

     The financial statements and schedules of Ortel Corporation as of April 30, 1999 and 1998, and for each of the years in the three-year period ended April 30, 1999 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation of the Company provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The Certificate of Incorporation of the Company provides for indemnification of such persons to the fullest extent allowed by applicable law.

     In addition, the Company has entered into agreements (the "Indemnification Agreements") with each of the directors and certain officers of the Company pursuant to which the Company agrees to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer and arising out of his capacity as a director, officer, employee and/or agent of the Company to the maximum extent provided by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against. To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors and officers, such repeal or limitation may not be effective as to directors and officers who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future officers and directors of the Company.

     The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not Applicable.

Item 8.  Exhibits.
         --------

     See Index to Exhibits on Page 6.

Item 9.  Undertakings.
         ------------

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Ortel Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 8th day of November, 1999.

                                    Ortel Corporation


                                    By: /s/ STEPHEN R. RIZZONE
                                       ------------------------------------
                                       Stephen R. Rizzone,
                                       President, Chief Executive Office, and
                                       Chairman of the Board

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Roger Hay as attorney-in-fact and agent with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of November 8, 1999.

Signature                           Title
---------                           -----
/s/ STEPHEN R. RIZZONE              President, Chief Executive Officer, and Chairman of the Board
----------------------------
Stephen R. Rizzone

/s/ ROGER HAY                       Vice President, Chief Financial Officer and Treasurer
----------------------------
Roger Hay

/s/ NADAV BAR-CHAIM                 Director
----------------------------
Nadav Bar-Chaim

/s/ JOHN R. GAULDING                Director
----------------------------
John R. Gaulding

/s/ TATSUTOKU HONDA                 Director
----------------------------
Tatsutoku Honda

/s/ ANTHONY J. IORILLO              Director
----------------------------
Anthony J. Iorillo

/s/ LUTHER J. NUSSBAUM              Director
----------------------------
Luther J. Nussbaum

/s/ WAYNE L. TYLER                  Director
----------------------------
Wayne L. Tyler

/s/ AMNON YARIV                     Director
----------------------------
Amnon Yariv

                               INDEX TO EXHIBITS


EXHIBIT                                                                          PAGE
-------                                                                          ----
   4.1     Rights Agreement dated March 3, 1995 between Ortel Corporation      (Note 1)
           and First Interstate Bank of California
   5.1     Opinion of Latham & Watkins                                             7
  23.1     Consent of Latham & Watkins (included in Exhibit 5.1)
  23.2     Consent of KPMG LLP                                                     8
  24       Power of Attorney (included in the signature page to this
           Registration Statement)

______________________

(1) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1995.